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                                                                    EXHIBIT 23.1


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Long-Term Incentive and Stock Option Plan and Directors' Stock Option Plan of Endocardial Solutions, Inc. for the registration of 1,700,000 shares of common stock of our report dated January 9, 1997, with respect to the financial statements of Endocardial Solutions, Inc. included in the Registration Statement and Prospectus (Form S-1) filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
May 28, 1997